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                                                                    EXHIBIT 10.6

                              SECOND AMENDMENT TO
                  BENTHOS, INC. EMPLOYEE STOCK OWNERSHIP PLAN
            as Amended and Restated Effective as of October 1, 1987


          AMENDMENT adopted this 22/nd/ day of October 1997, by Benthos, Inc. (hereinafter referred to as the "Company"):


                                  WITNESSETH:
                                  ----------

          WHEREAS, the Company has heretofore adopted a defined contribution plan known as the "Benthos, Inc. Employee Stock Ownership Plan", which was amended and restated effective as of July 1, 1987 (the "Plan") and

          WHEREAS the Company previously amended said amended and restated Plan to make a technical modification to the provisions pertaining to the limit on "annual additions;" and

          WHEREAS, the Company, pursuant to Section 16.1 of the Plan, has reserved the right to amend the Plan at any time by vote of its Board of Directors; and

          WHEREAS, the Company wishes to amend further the Plan to permit distributions to Participants or their Beneficiaries as soon as practicable following retirement, death or other termination of employment.

          NOW, THEREFORE, effective as of October 1, 1996, unless otherwise specified, the Plan is hereby amended as follows:

          1. Section 8.1(a) is amended to read as follows:

                    (a) Upon a Participant's attaining his Normal Retirement
               Age, or upon his becoming a Disabled Participant, he shall become entitled to the total value of his Account. The amount to which the Participant is entitled shall be paid as provided in this
               Article VIII in the form specified in Section 8.2 as soon as practicable following his Normal Retirement Date, or if later, his actual retirement date, but in no event shall commence later than the earlier of (i) 60 days after the end of the Plan Year in which he retires, unless the Participant elects to defer the payment of his benefit pursuant to subsection (b) or (ii) his Required Distribution Date. Any additional amounts to which a retired or Disabled Participant who has received a distribution shall become entitled (for example, as a result of an additional Company contribution or allocation or forfeiture) shall be paid to him as soon as practicable following the end of the Plan Year in which such distribution was made.

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     2. The reference in Section 9.3(a) to "Section 12.7" is hereby changed to
     "Section 12.5."

     3. The first sentence of Section 9.3(c) is amended to read as follows:

                 The amount to which the Beneficiary is entitled shall be
            available for distribution to the Beneficiary as soon as practicable following the death of the Participant.

     4. Section 10.2(a) is deleted in its entirety and the following substituted therefor:

                 (a) If the vested value of the Account of an Inactive Participant whose employment terminated before attaining Normal Retirement Age does not exceed $3,500 ($5,000 for Plan Years beginning on or after October 1, 1997), the Administrative Committee shall direct the Trustee to distribute the vested value to such Participant in a lump sum in whole Shares with fractional Shares paid in cash without the consent of the Participant. Subject to the requirements of Section 12.5, this distribution shall be made as soon as practicable following the termination of the Inactive Participant's employment. If the vested value of the Account of an Inactive Participant whose employment terminated before attaining his Normal Retirement Age exceeds $3,500 ($5,000 for Plan Years beginning on or after October 1, 1997) the individual may elect to have the vested value paid to him or applied for his benefit in accordance with the provisions of Article VIII as soon as practicable following his termination of employment or at any time thereafter. The vested value of an Inactive Participant's Account shall be determined as of the Valuation Date immediately preceding or coinciding with his Benefit Starting Date.

     In all other respects of the terms of the Plan remain unchanged and in full force and effect.

     IN WITNESS WHEREOF, the undersigned Company has caused this Amendment to be executed by its duly authorized officer as of the day and year set forth above.

                                        BENTHOS, INC.

                                        By: /s/ JOHN L. COUGHLIN
                                            ----------------------------
                                            John L. Coughlin

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